SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             ONEIDA FINANCIAL CORP.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------
     5)   Total fee paid:

          ---------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          --------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          --------------------------------------
     3)   Filing Party:

          --------------------------------------
     4)   Date Filed:

March 28, 2006

Dear Stockholder:

         We cordially invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Oneida Financial Corp. (the "Company"). The Annual Meeting will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, at 4:00 p.m., Eastern time, on April 25, 2006.

         The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

         The Annual Meeting is being held so that stockholders may consider the election of directors, the approval of the Oneida Financial Corp. 2006 Recognition and Retention Plan and the ratification of the appointment of Crowe, Chizek and Company LLC as the Company's independent registered public accounting firm for fiscal year 2006.

         The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

         On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ Michael R. Kallet

Michael R. Kallet
President and Chief Executive Officer

                             Oneida Financial Corp.
                                 182 Main Street
                             Oneida, New York 13421
                                 (315) 363-2000

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On April 25, 2006

         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Oneida Financial Corp., (the "Company") will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, on April 25, 2006 at 4:00 p.m., Eastern time.

         A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is being held for the purpose of considering and acting upon:

         1.       Election of five directors to the Board of Directors;

         2. The approval of the Oneida Financial Corp. 2006 Recognition and Retention Plan;

         3. The ratification of the appointment of Crowe, Chizek and Company LLC as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006; and

         such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 14, 2006, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

         A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's main office located at 182 Main Street, Oneida, New York 13421, for the 10 days immediately prior to the Annual Meeting. It also will be available for inspection at the Annual Meeting.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

                                           By Order of the Board of Directors

                                           /s/ Eric E. Stickels

                                           Eric E. Stickels
                                           Secretary
Oneida, New York
March 28, 2006

                                 PROXY STATEMENT


                             Oneida Financial Corp.
                                 182 Main Street
                             Oneida, New York 13421
                                 (315) 363-2000


                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 25, 2006

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Oneida Financial Corp. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, on April 25, 2006, at 4:00 p.m., Eastern time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 28, 2006.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who sign and return proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly signed and completed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

         The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock") as of the close of business on March 14, 2006 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 7,691,327 shares of Common Stock issued and outstanding, 4,309,750 of which were held by Oneida Financial, MHC (the "Mutual Holding Company"), and 3,381,577 of which were held by stockholders other than the Mutual Holding Company ("Minority Stockholders"). The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

         Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by directors individually, by executive officers individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock.

                                        Amount of Shares
                                        Owned and Nature       Percent of Shares
       Name and Address of                of Beneficial         of Common Stock
        Beneficial Owners                 Ownership (1)           Outstanding
----------------------------------      ----------------       -----------------
Directors and Officers (2):

Michael R. Kallet                           180,152 (4)               2.28%
Patricia D. Caprio                           34,050 (5)               0.43
Edward J. Clarke                             23,711 (6)               0.30
John E. Haskell                             116,190 (7)               1.47
Rodney D. Kent                               50,661 (8)               0.61
William D. Matthews                          30,000 (9)               0.38
Michael A. Miravalle                             --                     --
Richard B. Myers                             49,500 (10)              0.63
Frank O. White, Jr                           33,750 (11)              0.43
Eric E. Stickels                             85,109 (12)              1.08
Thomas H. Dixon                              94,322 (13)              1.18
Marlene C. Denny                             12,900 (14)              0.16
Gerald N. Volk                               21,369 (15)              0.27

All Directors and Executive Officers
  as a Group (13 persons) (3)               731,714                   9.22%

Principal Stockholders:

Oneida Financial, MHC (3)
182 Main Street
Oneida, New York 13421                    4,309,750                  54.63%
-----------------------------
(1) A person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power. Unless otherwise indicated, the named individual has sole voting and investment power.
(2) The mailing address for each person is listed as 182 Main Street, Oneida, New York 13421.
(3) The Company's executive officers and directors are also executive officers and directors of Oneida Financial, MHC, with the exception of John E. Haskell, Edward J. Clarke, Marlene C. Denney and Gerald N. Volk.
(4) Includes shared voting and investment power over 92,885 shares and sole voting and investment power over 27,245 shares; includes options to purchase 60,022 shares of common stock.
(5) Includes sole voting and investment power over 27,300 shares; includes options to purchase 6,750 shares of common stock.
(6) Includes shared voting and investment power over 7,200 shares and sole voting and investment power over 10,067 shares; includes options to purchase 6,444 shares of common stock.
(7) Includes shared voting and investment power over 16,857 shares and sole voting and investment power over 92,583 shares; includes options to purchase 6,750 shares of common stock.
(8) Includes shared voting and investment power over 11,250 shares and sole voting and investment power over 39,411 shares.
(9)  Includes sole voting and investment power over 30,000 shares.
(10) Includes shared voting and investment power over 4,500 shares and sole voting and investment power over 45,000.
(11) Includes sole voting and investment power over 27,000 shares; includes options to purchase 6,750 shares of common stock.
(12) Includes shared voting and investment power over 41,460 shares and sole voting and investment power over 15,701 shares; includes options to purchase 27,948 shares of common stock.
(13) Includes shared voting and investment power over 9,687 shares and sole voting and investment power over 63,928 shares; includes options to purchase 20,707 shares of common stock.
(14) Includes sole voting and investment power over 9,900 shares; includes options to purchase 3,000 shares of common stock.
(15) Includes shared voting and investment power over 9,069 shares and sole voting and investment power over 7,800 shares; includes options to purchase 4,500 shares of common stock.

--------------------------------------------------------------------------------
                 VOTING PROCEDURES AND METHOD OF COUNTING VOTES
--------------------------------------------------------------------------------

         As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the five nominees proposed by the Board of Directors, or to "WITHHOLD AUTHORITY" to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

         As to the approval of the Oneida Financial Corp. 2006 Recognition and Retention Plan and the ratification of Crowe, Chizek and Company LLC as independent registered public accounting firm of the Company, by checking the appropriate box a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. The affirmative vote of holders of a majority of the total votes cast at the Annual Meeting in person or by proxy, without regard to broker non-votes, or proxies marked "ABSTAIN" is required for the ratification of Crowe, Chizek and Company LLC as the Company's independent registered public accounting firm. The affirmative vote of (x) a majority of the votes eligible to be cast at the Annual Meeting and (y) a majority of the votes cast at the annual meeting by stockholders other than Oneida Financial, MHC (without regard to broker non-votes or proxies marked "ABSTAIN") is required for the approval of the Oneida Financial Corp. 2006 Recognition and Retention Plan.

         Management of the Company anticipates that the Mutual Holding Company, the majority stockholder of the Company, will vote all of its shares in favor of the matters set forth above. If the Mutual Holding Company votes all of its shares in favor of each proposal, the approval of the election of the director nominees and the ratification of Crowe, Chizek and Company LLC would be assured.

         The Board of Directors will designate an inspector of elections.

         Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares of the Company's common stock be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS GIVEN ON THE PROXY. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED "FOR" EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Company's Board of Directors is currently composed of eleven (11) members. The Company's Bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. At the Annual Meeting, the terms of directors up for re-election are being staggered to provide for an even rotation of elections. Directors Caprio, White, and Volk have been nominated to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Director Denney has been nominated to serve for a two-year period and until her successor shall have been elected and shall qualify. Director Miravalle has been nominated to serve for a one-year period and until his successor shall have been elected and shall qualify. Each of the nominees is currently a member of the Board of Directors.

         The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                                                                             Shares of
                                                                            Common Stock
                                                   Director      Term     Beneficially Owned  Percent
       Name (1)           Age*    Position Held    Since (2)   to Expire   On Record Date(3)  Of Class
---------------------   ------    -------------    ---------   ---------   ----------------   --------
                                                NOMINEES

For Three-Year Term
Patricia D. Caprio        57        Director          1985       2006             34,050        0.43
Frank O. White, Jr.       51        Director          1994       2006             33,750        0.43
Gerald N. Volk            64        Director          2002       2006             21,369        0.27

For Two-Year Term
Marlene C. Denney         52        Director          2002       2006             12,900        0.16

For One-Year Term
Michael A. Miravalle                Director          2006       2006                 --          --

                                      DIRECTORS CONTINUING IN OFFICE

Michael R. Kallet         55   President and Chief    1997       2007             180,152       2.28
                                Executive Officer
John E. Haskell           63        Director          1992       2007             116,190       1.47
William D. Matthews       71        Director          1996       2007             30,000        0.38
Edward J. Clarke          66        Director          1987       2008             23,711        0.30
Rodney D. Kent            58        Director          1990       2008             50,661        0.61
Richard B. Myers          70        Director          1981       2008             49,500        0.63


-------------------------------
(1) The mailing address for each person listed is 182 Main Street, Oneida, New York 13421. Each of the persons listed, with the exception of John E. Haskell, Edward J. Clarke, Marlene C. Denney and Gerald N. Volk is also a director of Oneida Financial, MHC, which owns the majority of the Company's issued and outstanding shares of Common Stock.
(2) Reflects initial appointment to the Board of Trustees of the mutual predecessor to The Oneida Savings Bank.
(3) See footnotes in the table in "Voting Securities and Principal Holders Thereof." * At December 31, 2005.

         The principal occupation during the past five years of each director and executive officer is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated. With the exception of Mr. Kallet, Mr. Haskell and Mr. Clarke, the Board of Directors has determined that each of the Company's directors qualifies as an independent director under the listing requirements for Nasdaq listed companies. Mr. Kallet is not considered independent because he is an executive officer of the Company. Messrs. Haskell and Clarke are not considered independent because they are employed by Bailey & Haskell Associates, Inc., a subsidiary of the Company.

         Directors

         Michael R. Kallet is President and Chief Executive Officer of the Company and The Oneida Savings Bank (the "Bank"). Mr. Kallet has been President and Chief Executive Officer since March 1990. Mr. Kallet joined the Bank in 1983 as an executive officer.

         Patricia D. Caprio is the Director of Development Programs at Colgate University.

         Edward J. Clarke is the former President of Kennedy & Clarke, Inc., a property and casualty insurance agency located in Cazenovia, New York, which was acquired by the Company in July 2002. Mr. Clarke is employed by Bailey & Haskell Associates, Inc., the insurance subsidiary of the Company.

         Marlene C. Denney is the owner of New York Bus Sales, Inc., a firm located in Chittenango, New York. Ms. Denney was previously a director of SBC Financial Corporation.

         John E. Haskell is the President and Chief Executive Officer of Bailey & Haskell Associates, Inc., the insurance subsidiary of the Company located in Oneida, New York.

         Rodney D. Kent is the President and Chief Operating Officer of International Wire Group, an international manufacturer of wire products.

         William D. Matthews is the Retired Chairman and Chief Executive Officer of Oneida, Ltd. located in Oneida, New York. Mr. Matthews is also a director of Conmed Corporation located in Utica, New York.

         Richard B. Myers is the Retired President of Orthodontic Associates of C.N.Y., P.C. a clinical orthodontic practice located in Oneida, New York and Norwich, New York.

         Frank O. White, Jr. is the former Assistant Director of Athletics at Colgate University. Until January 1998, Mr. White was the President and Chief Executive Officer of Mid-State Raceway, Inc. located in Vernon, New York.

         Gerald N. Volk is the President of Prima International Trading, a mining and construction equipment trading company located in Syracuse, New York. Mr. Volk was previously a director of SBC Financial Corporation.

         Michael A. Miravalle is the Chief Executive Officer and founder of Dolphin Technology and Dolphin Cybersciences both located in the Griffiss Business and Technology Park in Rome, New York.

         Executive Officers who are not Directors

         Eric E. Stickels, age 44, has been Executive Vice President, Secretary and Chief Financial Officer of the Company since April 2003, and Executive Vice President and Chief Financial Officer of the Bank since January 2003. Prior to that time, Mr. Stickels held a variety of positions at the Bank, most recently Senior Vice President and Chief Financial Officer. Mr. Stickels has been associated with the Bank since 1982.

         Thomas H. Dixon, age 51, has been Executive Vice President of the Company since April 2003 and Executive Vice President and Chief Credit Officer of the Bank since January 2003. Prior to that, Mr. Dixon held the position of Senior Vice President-Credit Administration and has been associated with the Bank since January 1996. Mr. Dixon was previously affiliated with Oneida Valley National Bank in various capacities since 1982.

Ownership Reports by Officers and Directors

         The Common Stock of the Company is registered  with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company's review of such ownership reports, it was determined that (i) Michael
R. Kallet failed to file three Form 4s on a timely basis reporting an aggregate of six late transactions; (ii) Eric E. Stickels failed to file four Form 4s on a timely basis reporting an aggregate of nine late transactions; (iii) Gerald N. Volk failed to file two Form 4s on a timely basis reporting an aggregate of five late transactions; and (iv) Thomas H. Dixon failed to file one Form 4 on a timely basis reporting two late transactions. Based on the Company's review of such ownership reports, the Company believes that no other officer or director of the Company failed to timely file such ownership reports for the fiscal year ended December 31, 2005.

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

         The business of the Company's Board of Directors is conducted through meetings and activities of the Board of Directors and its committees. During the year ended December 31, 2005, the Board of Directors held 13 regular and special meetings. During the year ended December 31, 2005, all directors attended at least 75% percent of the total meetings of the Board of Directors of the Company and committees on which such director served except Marlene C. Denney. Pursuant to the Nasdaq's listing requirements, the independent members of the Board of Directors met in "executive sessions" without the presence of management. The Board of Directors expects that these meetings occur bi-annually in conjunction with regularly scheduled meetings of the full Board of Directors.

         Executive Committee

         The executive  committee consists of the following six directors of the
Company: Messrs. Myers, Kent, Caprio, Haskell, Matthews and Kallet. The executive committee meets as necessary when the Board of Directors is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors.

         Nominating Committee

         The nominating committee currently consists of directors Matthews, Kent, Myers, and Caprio, each of whom is independent pursuant to the Nasdaq's listing requirements. The Company's Board of Directors has adopted a written charter for the nominating committee, which is available on the Company's website at www.oneidabank.com. During the year ended December 31, 2005, the Board of Directors acting as the nominating committee met three times.

         The functions of the nominating committee include the following:

         o to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for stockholder approval;

         o to review and monitor compliance with the requirements for board independence; and

         o to review the committee structure and make recommendations to the Board of Directors regarding committee membership.

         The nominating committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.
Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service, or if the nominating committee or the Board of Directors decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the nominating committee would solicit suggestions for director candidates from all board members. In addition, the nominating committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The nominating committee would seek to identify a candidate who at a minimum satisfies the following criteria:

         o has personal and professional ethics and integrity and whose values are compatible with the Company's;

         o        has had  experiences and  achievements  that have given him or
                  her  the  ability  to  exercise  and  develop  good   business
                  judgment;

         o is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for Board of Directors and committee meetings;

         o is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

         o is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

         o has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

         The nominating committee also takes into account whether a candidate satisfies the criteria for "independence" under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

Procedures for Stockholder Recommendations for Nomination of Directors

         The nominating committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the nominating committee will consider candidates submitted by the Company's stockholders. Stockholders can submit the names of qualified candidates for director by writing to our Corporate Secretary, at 182 Main Street, Oneida, New York 13421. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company's proxy materials for the preceding year's annual meeting. The submission must include the following information:

         o the name and address of the stockholder as they appear on the Company's books, and number of shares of the Company's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

         o the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership should be provided);

         o a statement of the candidate's business and educational experience;

         o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

         o a statement detailing any relationship between the candidate and the Company;

         o a statement, if known, detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

         o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

         o a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

         A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in "Other Matters and Advance Notice Procedures."

         The nominating committee did not receive any securityholder-recommended nominees for inclusion in this proxy statement, pursuant to the procedures set forth in the Company's By-laws.

Code of Ethics

         The Company has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company's website at www.oneidabank.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company's website.

         Audit Committee

         The Board of Directors has adopted a written charter for the audit committee. The audit committee consists of the following directors of the
Company: Messrs. Kent, Matthews, Volk and White. The audit committee meets at least quarterly to examine and approve the audit report prepared by the independent registered public accounting firm of the Bank, to review and recommend the independent registered public accounting firm to be engaged by the Company, to review the internal audit function and internal accounting controls of the Company, and to review and approve audit policies. In addition, the Audit Committee meets with the independent registered public accounting firm to review the results of the annual audit and other related matters. The Audit Committee also meets twice a year with the Company's independent registered public accounting firm. The audit committee met four times during the year ended December 31, 2005.

         Each member of the audit committee is "independent" as defined in the listing standards for Nasdaq-listed companies and under Rule 10A-3 of the Exchange Act. Each member of the audit committee is able to read and understand financial statements, and no member of the audit committee has participated in the preparation of the Company's or the Bank's, or any of the Bank's subsidiaries', financial statements during the past three years. Directors Kent and Matthews are deemed by the Company to be "audit committee financial experts." Directors Kent and Matthews have an understanding of generally accepted auditing principles (GAAP) and they have the ability and experience to prepare, audit, evaluate and analyze financial statements which present the breadth and level of complexity of issues that the Company reasonably expects to be raised by the Company's financial statements. Directors Kent and Matthews have acquired these attributes through their employment as Executive Officers of International Wire Group and Oneida Ltd., respectively. Both have been directly involved in the supervision and oversight of financial officers and the preparation of financial statements. In addition, Director Matthews is also a director and audit committee member of Conmed Corporation. Both directors also have some educational experience in accounting and economics.

         The audit committee reviews and approves all related-party transactions of the Company and the Bank, which would be required to be disclosed under applicable Exchange Act rules.

Audit Committee Report

         In accordance with rules recently established by the SEC, the audit committee has prepared the following report for inclusion in this proxy statement:

         As part of its ongoing activities, the audit committee has:

         o Reviewed and discussed with management and the Company's independent registered public accounting firm, the Company's audited consolidated financial statements for the fiscal year ended December 31, 2005;

         o Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

         o Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm their independence from the Company; and

         o Considered the compatibility of non-audit services described above with maintaining auditor independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and to be filed with the SEC. In addition, the audit committee approved the appointment of Crowe, Chizek and Company LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006, subject to the ratification of this appointment by the Company's stockholders.

             This report has been provided by the audit committee:

                      Rodney D. Kent, William D. Matthews,
                     Frank O. White, Jr. and Gerald N. Volk.

                               ------------------


         Compensation Committee

Personnel Committee Interlocks and Insider Participation

         The Board of Directors of the Bank, meeting in an "executive session" which includes only independent directors, determines the salaries to be paid each year to the Bank's officers. The Board of Directors of the Company, meeting in an "executive session" including only independent directors, acts as the compensation committee for the Company. Michael R. Kallet, the President and Chief Executive Officer, is also a director of the Company and the Bank. Mr. Kallet has not in the past, and will not in the future, be present during board deliberations or participate in the Board of Directors' determination of compensation for the President and Chief Executive Officer.

Report of the Board of Directors on Executive Compensation

         Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Company's Board of Directors has prepared the following report for inclusion in this proxy statement. The discussion below relates to the Bank's Board actions during 2005.

         The Board of Directors annually reviews the performance of the Chief Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. In determining whether the base salary of the Chief Executive Officer and other executive officers should be increased, the Board of Directors takes into account individual performance, performance of the Company, the size of the
Company  and  the  complexity  of  its  operations,  and  information  regarding compensation paid to executives performing similar duties for financial institutions in the Bank's market area.

         While the Board of Directors does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and other executive officers, and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and asset quality, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer and other executive officers. Other non-quantitative factors considered by the Board of Directors in fiscal 2005 included general management oversight of the Company, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Board of Directors considered the standing of the Company with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Board of Directors, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer and other executive officers. Rather, all factors were considered, and based upon the effectiveness of such officers in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Board of Directors approved an increase in the base salary of the Chief Executive Officer and other executive officers. Accordingly, the Board of Directors approved salary increases totaling $21,000 for the Company's and Bank's three executive officers, bringing total base compensation for the group to $571,000 for calendar year 2006, from $550,000 in 2005.

         This report has been provided by the Board of Directors: Michael R. Kallet, Patricia D. Caprio, Edward J. Clarke, John E. Haskell, Rodney D. Kent, William D. Matthews, Richard B. Myers, Frank O. White, Jr., Marlene C. Denney and Gerald N. Volk. Directors Kallet, Clarke and Haskell did not participate in the determination of the Chief Executive Officer's compensation.

Evaluation of disclosure controls and procedures

         The Company has adopted controls and other procedures which are designed to ensure that information required to be disclosed in this Proxy Statement and other reports filed with the SEC is recorded, processed, summarized and reported within time periods specified by the SEC. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the year (the "Evaluation Date"). Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective in timely alerting them to the material information relating to us (or our consolidated subsidiaries) required to be included in this Proxy Statement.

Communications with the Board of Directors

         Any stockholder who wishes to contact the Company's Board of Directors or an individual director may do so by writing to: Board of Directors, Oneida Financial Corp., 182 Main Street, Oneida, New York 13421. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or individual director as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by another employee of the Company, and the Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

         The Company has established separate procedures for the submission of complaints regarding accounting, internal accounting controls, or auditing matters, as required by Section 301 of the Sarbanes-Oxley Act of 2002. Such communications may be submitted to the Chairman of the audit committee by telephoning (315) 366-3705. Alternatively, such communications may be submitted in writing to the following address: Rodney D. Kent, Chairman of audit committee, Oneida Financial Corp., 182 Main Street, Oneida, New York 13421.

Attendance at Annual Meeting of Stockholders

         The Company does not have a policy regarding director attendance at annual meetings of stockholders. Eleven (11) directors attended the prior year's annual meeting of stockholders.

Directors' Compensation

         Directors of the Company are not separately compensated. Directors of the Bank receive an annual retainer of $6,000 and a fee of $300 for each Bank Board of Directors meeting attended. Directors receive $200 for each committee meeting attended. Members of the executive committee receive $250 for each executive committee meeting attended. The Chairman of the Board receives an additional $200 for every Board of Directors meeting attended and each committee chair receives an additional $100 for every committee meeting attended. Employee directors receive monthly meeting fees for Bank Board of Directors meetings and an annual retainer, but do not receive committee attendance fees. The Bank paid a total of $179,300 in director fees during the year ending December 31, 2005.

Executive Compensation

         The following table sets forth for the years ended December 31, 2005, 2004 and 2003, certain information as to the total remuneration paid by the Company to the Company's chief executive officer, and all other officers of the Company who received cash compensation exceeding $100,000 in 2005.

====================================================================================================================

                                         SUMMARY COMPENSATION TABLE
====================================================================================================================

                                                                                 Long-Term
                         Annual Compensation(1)                              Compensation Awards
--------------------------------------------------------------------------------------------------------------------

                         Fiscal                             Other     Restricted
                          Years                             Annual       Stock     Options/              All Other
       Name and           Ended      Salary     Bonus    Compensation   Award(s)     SARs              Compensation
  Principal Position    December 31    ($)       ($)        ($)(1)        ($)        (#)       Payouts     ($)
--------------------------------------------------------------------------------------------------------------------
Michael R. Kallet          2005     $250,000   $40,000        --           --       7,160 (2)     --      $30,650
President and Chief        2004      232,400    30,000        --           --          --         --       34,650
Executive Officer          2003      218,758    37,500        --           --       4,812 (2)     --       40,329
--------------------------------------------------------------------------------------------------------------------
                           2005     $150,000   $20,000        --           --       1,280 (2)     --      $21,353
Eric E. Stickels
Exec. Vice President
and Chief Financial        2004      136,600    15,000        --           --          --         --       25,947
Officer                    2003      128,515    16,100        --           --       1,593 (2)     --       29,594
--------------------------------------------------------------------------------------------------------------------
                           2005     $150,000  $20,000         --           --       5,000 (2)     --      $21,866
Thomas H. Dixon
Exec. Vice President -     2004      136,600    15,000        --           --          --         --       24,015
Credit Administration      2003      128,515    16,100        --           --       1,500 (2)     --       26,845
====================================================================================================================


(1) The Bank also provides certain members of senior management, including Mr. Kallet, with the use of an automobile, club membership dues, and certain other personal benefits which have not been included in the table. The aggregate amount of such other benefits did not exceed the lesser of $50,000 or 10% of Mr. Kallet's cash compensation for the year.
(2) Represents reload options received upon the exercise of stock options when previously owned common stock was utilized to pay the option exercise price. The number of reload options awarded have been adjusted to reflect the 3 for 2 stock dividend paid in February 2004.

Stock Performance Graph

         Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Common Stock for the period beginning December 31, 2000, as reported by the Nasdaq Market, through December 31, 2005, (b) the cumulative total return on stocks included in the S&P 500 Index over such period, and (c) the cumulative total return of publicly traded thrifts or thrift holding companies in the mutual holding company structure over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.

                             Oneida Financial Corp.


                                [GRAPH OMITTED]

                                                                    Period Ending
                                   --------------------------------------------------------------------------------
Index                                   12/31/00      12/31/01      12/31/02    12/31/03     12/31/04     12/31/05
---------------------------------- -------------- ------------- ------------- ----------- ------------ ------------
Oneida Financial Corp.                    100.00        202.69        255.60      322.27       310.26       232.75
S&P 500                                   100.00         86.96         66.64       84.22        91.79        94.55
MHC Thrifts                               100.00        126.10        174.85      286.55       315.15       313.33

         Assuming an initial investment in the Common Stock of Oneida Financial Corp. of $100.00 at December 31, 2000, the cumulative total value with dividends reinvested would be $232.75 at December 31, 2005.

Employment Agreements

         Employment Agreements. Messrs. Kallet, Dixon and Stickels have entered into substantially identical employment agreements between the executive, the Bank and the Company. Each agreement was originally executed on January 14, 2005 and each is expiring on December 31, 2008 ("Employment Term"). Prior to the expiration of the Employment Term, the parties may negotiate for renewal or extension of their agreement. If new employment terms are not reached, the agreements will automatically be extended for an additional 12-month period. Under the agreements, the current Base Salaries for Messrs. Kallet, Dixon and Stickels are $250,000, $150,000, and $150,000, respectively. The Base Salary may be increased but not decreased. In addition to the Base Salary, the agreements provide for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreements provide for termination of executive by the Bank for cause at any time. In the event the Bank terminates the executive's employment for reasons other than for cause, or in the event of the executive's resignation from the Bank (such resignation to occur within the period or periods set forth in the employment agreement) upon (i) failure to re-elect the executive to his current position,
(ii)  a  material   adverse  change  in  the  executive's   positions,   duties,
responsibilities, title or status, or relocation of his principal place of employment by more than 25 miles from the Bank's Oneida, New York office, (iii) any action by the Bank or Company that would materially reduce executive's benefits under any benefit plan of the Bank or the Company, (iv) a reduction of executive's Base Salary, or (v) any material breach of the agreement by the Bank, the executive would be entitled to severance pay in a lump sum amount equal to the greater of the Base Salary due to executive for the remaining term of the agreement, or for a period of six (6) months, whichever is greater. The Bank also would continue the executive's medical, dental and life insurance coverage for 18 months from the date of termination. In the event the payments to the executive include an "excess parachute payment" as defined by Code
Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

         In the event executive's employment is terminated involuntarily for reasons other than cause, death or disability, or if executive voluntarily terminates employment for reasons that amount to constructive termination under executive's agreement, in either case within 6 months before or 12 months following a change in control of the Bank or Company, executive shall be paid a lump sum cash severance payment equal to 2.99 times the average annual compensation paid to executive and includible in executive's gross income during the five calendar years immediately preceding the year during which the change in control occurs. Executive will also be provided at no cost to executive continued coverage under medical, dental and life insurance plans of the Bank or Company, or the cash equivalent of such benefits, for 18 months following executive's termination of employment. The provisions relating to payment of Base Salary and other benefits to executive in the event of a change in control apply even if the Employment Term has expired. In the event the payments to the executive include an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

         In the event of executive's disability for a period of twenty-six consecutive weeks ("Disability Period"), the Bank may terminate the agreement provided that the Bank will be obligated to pay executive his Base Salary and benefits under benefit plans of the Bank during the Disability Period, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive's death, the Bank will pay his Base Salary and payments related to executive's participation in benefit plans of the Bank to his named beneficiaries for 90 days following his death. The employment agreements provide that, following executive's termination of employment, executive will not compete with the Bank for a period of twenty-four months.

Benefit Plans

         Incentive Compensation Plan. The Incentive Compensation Plan (the "Incentive Plan") was established in 2005 and last amended in January 2006, as a non-qualified plan. Under the Incentive Plan, annual performance awards for the Company's financial performance relative to the return on average assets, return on average equity and earnings per share growth rate, adjusted for any one-time income or expense recognition, are made to executive officers.

         Executive officers are classified into two categories: Class I (Chief Executive Officer) and Class II (Other Executive Officers). Awards are allocated to eligible participants within each class in accordance with the participant's base compensation (as reported to the Internal Revenue Service on Form W-2) as a ratio of the base compensation of the entire class. The award allocated to Class I is 50% and Class II is 50%. The maximum total award payable to all participants is 4% of the Company's net income. The following limitations on awards also apply: (i) No award will be made if the return on average equity for an award year is less than 4.0%, (ii)no award will be made if return on average assets for an award year is less than 0.50%, (iii) no award will be made if the most recent Regulatory Examination Report does not reflect a Uniform Composite Rating of 1 or 2.

         Recognition and Retention Plan. During the fiscal year ended December 31, 2000, the Company adopted, and the Company's stockholders approved, the 2000 Recognition and Retention Plan (the "Recognition Plan"). Pursuant to the Recognition Plan, 4,500 shares of common stock ("Restricted Stock") were awarded to each non-employee director and Messrs. Kallet, Stickels and Dixon were awarded 45,000, 22,500, and 22,500, shares of common stock, respectively, adjusted for the Company's 3 for 2 stock dividends on April 23, 2002 and February 24, 2004. Recognition Plan awards vest ratably over a five-year period. During the year ended December 31, 2005, no awards were made under the Recognition Plan to the Named Executive Officers, except for a grant of 900 shares to the spouse of Eric Stickels.

         Stock Option Plan. During the year ended December 31, 2000, the Company adopted, and the Company's stockholders approved, the 2000 Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan, options to purchase 30,000 shares were originally granted to non-employee directors at an exercise price of $10.625 per share, the fair market value of the underlying shares on the date of the award. The number of shares of common stock that may be acquired pursuant to options and the per share exercise price of the options have subsequently been adjusted to reflect the 3 for 2 stock dividends the Company paid in April 2002 and February 2004. The term of the options is ten years from the date of grant and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The awards included an equal number of reload options and, with respect to awards to key employees, limited rights. A limited right gives the option holder the right, upon a change in control of the Company or the Bank, to receive, in cash, the excess of the market value of the shares represented by the limited rights on the date exercised over the exercise price. Dividend equivalent rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. Reload options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has delivered as payment of the exercise price or to replace option shares retained by the employer for payment of the option holder's withholding tax.

         In December 2005, in response to changes in the accounting of limited rights and other cash settlement features set forth in the Stock Option Plan, the Stock Option Plan was amended to eliminate the ability to award limited rights, to eliminate outstanding limited rights with the consent of the award recipient, to eliminate the right to receive a cash settlement of an option following a transaction in which stockholders of the Company are to receive securities that are not registered under the Securities Act of 1933, and to provide that no provision of the plan shall operate to require the cash settlement of a stock option in circumstances that are not in the discretion of the Company.

         No options were granted under the Stock Option Plan to the Named Executive Officers during 2005 other than reload options received upon the exercise of stock options when previously owned common stock was utilized to pay the option exercise price, except for 1,575 options granted to spouse of Eric Stickels.

         Set forth below is certain information concerning options exercised by the Named Executive Officers during 2005 and options outstanding to the Named Executive Officers at December 31, 2005.

====================================================================================================================
                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                        FISCAL YEAR-END OPTION VALUES
====================================================================================================================

                                                                 Number of Unexercised      Value of Unexercised
                                                                       Options at          In-The-Money Options at
                                                                       Year-End                Year-End (1)
                                                                ----------------------------------------------------
                            Shares Acquired         Value       Exercisable/Unexercisable Exercisable/Unexercisable
      Name                   Upon Exercise        Realized                (#)                        ($)
--------------------------------------------------------------------------------------------------------------------
Michael R. Kallet                21,250           $197,157              60,022/--                $253,608/--
--------------------------------------------------------------------------------------------------------------------

Eric E. Stickels                  3,800            $32,256              27,948/--                $107,433/--
--------------------------------------------------------------------------------------------------------------------
Thomas H. Dixon
                                 15,000           $141,420              20,707/--                 $74,979/--
====================================================================================================================

------------------------------------
(1) The fair market value of the common stock at December 31, 2005 was $10.00 per share, which exceeded the exercise price of the option, which is $4.7233 per share.

         Set forth below is certain information as of December 31, 2005 regarding equity compensation to directors and executive officers of the Company approved by stockholders. Other than the employee stock ownership plan, the Company did not have any equity plans in place that were not approved by stockholders.

=================================================================================================================================
               Plan                 Number of securities
                                      to be issued upon
                                         exercise of
                                     outstanding options     Weighted average     Number of securities remaining available for
                                         and rights           exercise price                  issuance under plan
---------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved         198,148               $7.3093       9,243 (options)/10,886 (shares of restricted stock)
---------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by stockholders........              --                     --                                   --
---------------------------------------------------------------------------------------------------------------------------------
      Total.....................           198,148               $7.3093       9,243 (options)/10,886 (shares of restricted stock)
=================================================================================================================================

Transactions With Certain Related Persons

         All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

         Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Bank's directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

--------------------------------------------------------------------------------
              PROPOSAL II-- APPROVAL OF THE ONEIDA FINANCIAL CORP.
                       2006 RECOGNITION AND RETENTION PLAN
--------------------------------------------------------------------------------

General

         Subject to stockholder and Office of Thrift Supervision approval, Oneida Financial Corp. has established the Oneida Financial Corp. 2006 Recognition and Retention Plan (the "2006 Recognition Plan") as a method of providing certain key employees and outside directors of Oneida Financial Corp. and The Oneida Savings Bank with a proprietary interest in Oneida Financial Corp. in a manner designed to encourage such persons to remain with Oneida Financial Corp. and/or The Oneida Savings Bank, and to provide further incentives to achieve corporate objectives. The following discussion is qualified in its entirety by reference to the 2006 Recognition Plan, the text of which is attached hereto as Appendix A.

         Oneida Financial Corp. intends to contribute stock or sufficient funds for the 2006 Recognition Plan to acquire 80,000 shares of common stock of Oneida Financial Corp., which will be available to be awarded to key employees and outside directors of Oneida Financial Corp. and The Oneida Savings Bank. Awards issued under the 2006 Recognition Plan may be issued by Oneida Financial Corp. from authorized but unissued shares, treasury shares or shares acquired by Oneida Financial Corp. in open market purchases. No stock awards have been granted to date under the 2006 Recognition Plan and no determination has been made as to whom awards may be made to, or as to the amount of any awards.

         The number of shares to be awarded as a percentage of the Minority Shares and as a percentage of all outstanding shares is as follows:


 Number of Shares        % of Minority Shares      % of Total Outstanding Shares
 ----------------        --------------------      -----------------------------
      80,000                     2.37%                         1.04%

Principal Features of the Recognition Plan

         The 2006 Recognition Plan provides for the award of shares of common stock ("2006 Recognition Plan Shares") subject to the restrictions described below. As of March 22, 2006, the market value of the common stock was $11.35 per share. Each award under the Recognition Plan will be made on terms and conditions consistent with the 2006 Recognition Plan.

         The 2006  Recognition  Plan will be  administered  by a committee  (the
"Committee"), which shall be appointed by the board of directors of Oneida Financial Corp. and shall consist of either (i) at least two "non-employee directors" (as defined in the 2006 Recognition Plan) of Oneida Financial Corp. or (ii) the entire board of directors of Oneida Financial Corp. The Committee will select the recipients and terms of awards pursuant to the 2006 Recognition Plan. Pursuant to the terms of the 2006 Recognition Plan, any director or key employee of Oneida Financial Corp., The Oneida Savings Bank or its affiliates may be selected by the Committee to participate in the 2006 Recognition Plan. In determining to whom and in what amount to grant awards, the Committee will consider the position and responsibilities of eligible persons, the value of their services to Oneida Financial Corp. and The Oneida Savings Bank and other factors it deems relevant. As of March 22, 2006, there were eight non-employee directors, three executive officers and ten employees who are not executive officers eligible to participate in the 2006 Recognition Plan.

         The Committee will determine the period during which or at the expiration of which the shares awarded as restricted stock vest. In its discretion, the Committee may accelerate the time at which any or all of the restrictions will lapse, or remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such restricted period. Subject to the above restrictions, in the event a recipient ceases to maintain continuous service with Oneida Financial Corp. or The Oneida Savings Bank by reason of death, disability, normal retirement or following a change in control, the 2006 Recognition Plan Shares still subject to restrictions

("restricted stock") will vest and be free of these restrictions. In the event of termination for any other reason, all nonvested restricted stock will be forfeited. Prior to vesting of the nonvested restricted stock, a recipient will have the right to vote the nonvested restricted stock, which has been awarded to the recipient and will receive any dividends declared on such nonvested restricted stock. Nonvested restricted stock is subject to forfeiture if the recipient fails to remain in the continuous service (as defined in the 2006 Recognition Plan) as an employee, officer, or director of Oneida Financial Corp. or The Oneida Savings Bank for the restricted period.

         Effect of Adjustments. Restricted stock awarded under the 2006 Recognition Plan will be adjusted by the Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or other change in corporate structure.

         Federal Income Tax Consequences. Holders of restricted stock will recognize ordinary income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the restricted stock. Holders of restricted stock will also recognize compensation income (or in the case of non-employee directors, self employment income) equal to their dividend payments when such payments are received. Generally, the amount of income recognized by individuals will be a deductible expense for tax purposes by Oneida Financial Corp.

         Amendment and Termination of the Recognition Plan. The board of directors of Oneida Financial Corp. may at any time amend, suspend or terminate the 2006 Recognition Plan or any portion thereof, provided, however, that no such amendment, suspension or termination shall impair the rights of any award recipient, without his consent, in any award therefore made pursuant to the Recognition Plan. Unless previously terminated, the 2006 Recognition Plan shall continue in effect for a term of 10 years, after which no further awards may be granted under the 2006 Recognition Plan.

         The implementation of the 2006 Recognition Plan is subject to the approval of the Office of Thrift Supervision. In order to approve the 2006 Recognition Plan, the proposal must receive the affirmative vote of (i) a majority of all votes eligible to be cast and (ii) a majority of votes cast by stockholders other than Oneida Financial MHC (without regard to broker non-votes on proxies marked "Abstain").

         The Board of Directors recommends a vote "FOR" approval of the 2006 Recognition Plan.

--------------------------------------------------------------------------------
   PROPOSAL III--RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM
--------------------------------------------------------------------------------

         The audit committee of the Company has approved the appointment of Crowe, Chizek and Company LLC to be the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006, subject to the ratification of the appointment by the Company's stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the appointment of Crowe, Chizek and Company LLC for the Company's fiscal year ending December 31, 2006. A representative of Crowe, Chizek and Company LLC is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

         Audit Fees. During the past two years, the aggregate fees billed for professional services rendered by Crowe, Chizek and Company LLC during 2004 and 2005 for the audit of the Company's annual financial statements and for the review of the Company's Forms 10-Q were $99,584 for 2004 and $136,885 for 2005.

         Audit-related fees. During the past two years, the aggregate fees billed for professional services by Crowe, Chizek and Company LLC that are not directly related to the preparation of the annual audit but reasonably related to the performance of the audit were $24,900 for 2004 and $40,280 for 2005. In addition, during 2004 and 2005, PriceWaterhouseCooper had $5,000 in audit related fees.

         Tax Fees. During the past two fiscal years, the aggregate fees billed for professional services by Crowe, Chizek and Company LLC for tax services were $3,055 for 2004 and $24,345 for 2005.

         All Other Fees. During the past two fiscal years the fees were billed for professional services rendered to the Company by Crowe, Chizek and Company LLC for service other than those listed above were $30,665 for 2005 and $2,140 for 2004.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

         The audit committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The audit committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the tax fees and other fees paid in 2004 and 2005 were approved by the audit committee.

         In order to ratify the selection of Crowe, Chizek and Company LLC as the independent registered public accounting firm for the 2006 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Crowe, Chizek and Company LLC as independent registered public accounting firm for the 2006 fiscal year.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 182 Main Street, Oneida, New York 13421, no later than December 1, 2006. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------
        ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING
--------------------------------------------------------------------------------

         The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company at least five (5) days before the date fixed for such meeting. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all the requirements for inclusion established by the SEC in effect at the time such proposal is received.

         The date on which the Annual Meeting of Stockholders is expected to be held is May 8, 2007. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the Annual Meeting of Stockholders must be given to the Company no later than May 1, 2007.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 IS AVAILABLE FOR REVIEW ON OUR WEBSITE AT www.oneidabank.com AND WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF
------------------
THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO ERIC E. STICKELS, SECRETARY, ONEIDA FINANCIAL CORP., 182 MAIN STREET, ONEIDA, NEW YORK 13421, OR CALL (315) 363-2000.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Eric E. Stickels

                                             Eric E. Stickels
                                             Secretary
Oneida, New York
March 28, 2006

                             ONEIDA FINANCIAL CORP.
                       2006 RECOGNITION AND RETENTION PLAN


1.       Establishment of the Plan; Creation of Separate Trust

         (a) Oneida Financial Corp. (the "Company") hereby establishes the Oneida Financial Corp. 2006 Recognition and Retention Plan (the "Plan") upon the terms and conditions hereinafter stated in the Plan.

         (b) A separate trust or trusts may be established to purchase shares of the Common Stock that will be awarded hereunder (the "Trust"). If a trust is established and a Recipient hereunder fails to satisfy the conditions of the Plan and forfeits all or any portion of the Common Stock awarded to him/her, such forfeited shares will be returned to said Trust. If no trust is established, forfeited shares shall be cancelled or held in treasury as determined by the Committee.

2.       Purpose of the Plan

         The purpose of the Plan is to advance the interests of The Oneida Savings Bank (the "Bank") and the Company and the Company's stockholders by providing Key Employees and Outside Directors of the Company and its Affiliates, including the Bank, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with compensation for their contributions to the Company and its Affiliates and an additional incentive to perform in a superior manner, as well as to attract people of experience and ability.

3.       Definitions

         The following words and phrases, when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:

         "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company or the Bank, as such terms are defined in Section 424(e) and (f), respectively, of the Code, or a successor to a parent corporation or subsidiary corporation.

         "Award" means the grant by the Committee of Restricted Stock, as provided in the Plan.

         "Bank" means The Oneida Savings Bank, or a successor corporation.

         "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

         "Board" or "Board of Directors" means the Board of Directors of the Company, unless otherwise noted.

         "Cause" means personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an Affiliate.

         "Change in Control" of the Bank or the Company means a change in control of a nature that: (i) would be required to be reported in response to
Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act, as amended

("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Company's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he/she were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the surviving institution; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the stockholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror. Notwithstanding anything in this subsection to the contrary, a Change in Control shall not be deemed to have occurred upon the conversion of the Company's mutual holding company parent to stock form, or in connection with any reorganization to effect such conversion.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the committee of the Board of the Company consisting of either (i) at least two Non-Employee Directors of the Company, or (ii) the entire Board of the Company.

         "Common Stock" means shares of the common stock of the Company, par value $.01 per share.

         "Company" means Oneida Financial Corp., the stock holding company of the Bank, or a successor corporation.

         "Continuous Service" means employment as a Key Employee and/or service as an Outside Director without any interruption or termination of such employment and/or service. Continuous Service shall also mean a continuation as a member of the Board of Directors following a cessation of employment as a Key Employee or continuation of service as a Director Emeritus following termination of service as a Director. In the case of a Key Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor.

         "Director" means a member of the Board.

         "Director Emeritus" means a former member of the Board who has been appointed by the Board to a Director Emeritus position.

         "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him/her, or of a Director or Outside Director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of such employee's lifetime.

         "Effective Date" means the date of, or a date determined by the Board following, approval of the Plan by the Company's stockholders.

         "Key Employee" means any person who is currently employed by the Company or an Affiliate who is chosen by the Committee to participate in the Plan.

         "Non-Employee Director" means, for purposes of the Plan, a Director who
(a) is not employed by the Company or an Affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

         "Normal Retirement" means, for a Key Employee, retirement at the normal or early retirement date set forth in the Bank's Employee Stock Ownership Plan, or any successor plan. Normal Retirement for an Outside Director means a cessation of service on the Board of Directors for any reason other than removal for Cause, after reaching 60 years of age and maintaining at least 5 years of Continuous Service.

         "Outside Director" means a Director of the Company or an Affiliate who is not an employee of the Company or an Affiliate.

         "Recipient" means a Key Employee or Outside Director of the Company or its Affiliates who receives or has received an Award under the Plan.

         "Restricted Period" means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 6 with respect to Restricted Stock awarded under the Plan.

         "Restricted Stock" means shares of Common Stock that have been contingently awarded to a Recipient by the Committee subject to the restrictions referred to in Section 6, so long as such restrictions are in effect.

4.       Administration of the Plan

         (a) Role of the Committee. The Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan the Committee may adopt such rules and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

         (b) Role of the Board. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board of Directors of the Company. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in the Plan, may take any action under or with respect to the Plan that the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that except as provided in Section 6(b), the Board may not revoke any Award except in the event of revocation for Cause.

         (c) Plan Administration Restrictions. All transactions involving a grant, award or other acquisitions from the Company shall:

                  (i) be approved by the Company's full Board or by the Committee;

                  (ii) be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the shares present, or represented and entitled to vote at a meeting duly held in accordance with the laws under which the Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote, provided that such ratification occurs no later than the date of the next annual meeting of stockholders; or

                  (iii) result in the acquisition of Common Stock that is held by the Recipient for a period of six months following the date of such acquisition.

         (d) Limitation on Liability. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him/her in such capacity under or with respect to the Plan, the Bank or the Company shall indemnify such member against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in the best interests of the Bank and the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

5.       Eligibility; Awards

         (a) Eligibility. Key Employees and Outside Directors are eligible to receive Awards.

         (b) Awards to Key Employees and Outside Directors. The Committee may determine which of the Key Employees and Outside Directors referenced in Section 5(a) will be granted Awards and the number of shares covered by each Award; provided, however, that in no event shall any Awards be made that will violate the Bank's Certificate of Incorporation and Bylaws, the Company's Charter and Bylaws, or any applicable federal or state law or regulation. Shares of Restricted Stock that are awarded by the Committee shall, on the date of the Award, be registered in the name of the Recipient and transferred to the Recipient, in accordance with the terms and conditions established under the Plan. The aggregate number of shares that shall be issued under the Plan is 80,000. Awards issued under the Plan may be issued by the Company from authorized but unissued shares, treasury shares or shares acquired by the Company in open market purchases.

         (c) In the event Restricted Stock is forfeited for any reason, the Committee, from time to time, may determine which of the Key Employees and Outside Directors will be granted additional Awards to be awarded from forfeited Restricted Stock.

         (d) In selecting those Key Employees and Outside Directors to whom Awards will be granted and the amount of Restricted Stock covered by such Awards, the Committee shall consider such factors as it deems relevant, including among others, the position and responsibilities of the Key Employees and Outside Directors, the length and value of their services to the Company and its Affiliates, the compensation paid to the Key Employees or fees paid to the Outside Directors, and the Committee may request the written recommendation of the Chief Executive Officer and other senior executive officers of the Bank, the Company and its Affiliates or the recommendation of the full Board. All allocations by the Committee shall be subject to review, and approval or rejection, by the Board.

         No Restricted Stock shall be vested unless the Recipient maintains Continuous Service with the Company or an Affiliate until the restrictions lapse.

         (e) Manner of Award. As promptly as practicable after a determination is made pursuant to Section 5(b) to grant an Award, the Committee shall notify the Recipient in writing of the grant of the Award, the number of shares of Restricted Stock covered by the Award, and the terms upon which the Restricted Stock subject to the Award may be vested. Upon notification of an Award of Restricted Stock, the Recipient shall execute and return to the Company a restricted stock agreement (the "Restricted Stock Agreement") setting forth the terms and conditions under which the Recipient shall earn the Restricted Stock, together with a stock power or stock powers endorsed in blank. Thereafter, the stock power and if the Restricted Stock is certificated, the Restricted Stock certificate, shall be deposited with an escrow agent specified by the Company ("Escrow Agent") who shall hold such stock power and Restricted Stock certificate under the terms and conditions set forth in the Restricted Stock Agreement. Each certificate in respect of shares of Restricted Stock Awarded under the Plan shall be registered in the name of the Recipient. Notwithstanding anything to the contrary herein, the Restricted Stock awarded to a Recipient shall not be required to be certificated if the Company and the transfer agent determine to issue such shares in some other manner, such as book entry form, that preserves for the Recipient the right to vote the shares of Restricted Stock, to receive dividends thereon, and to make an election under Code Section 83(b) with respect to such shares. In the event the Restricted Stock is issued solely in book entry form, the transfer agent shall annotate the Recipient's account to reflect the restriction on transfer until such shares are earned and vested.


         (f) Treatment of Forfeited Shares. In the event shares of Restricted Stock are forfeited by a Recipient, such shares shall be returned to the Company and shall be held and accounted for pursuant to the terms of the Plan until such time as the Restricted Stock is re-awarded to another Recipient, in accordance with the terms of the Plan and the applicable state and federal laws, rules and regulations.

6.       Terms and Conditions of Restricted Stock

         The  Committee  shall  have full and  complete  authority,  subject  to
Section 5(b) and the other limitations of the Plan, to grant awards of Restricted Stock to Key Employees and Outside Directors and, in addition to the terms and conditions contained in Sections 6(a) through 6(h), to provide such other terms and conditions (which need not be identical among Recipients) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

         (a) General Rules. Subject to Section 5(b) hereof, Restricted Stock shall be vested by a Recipient at the rate or rates determined by the Committee, provided that such Recipient maintains Continuous Service. In its discretion, the Committee may accelerate the time at which any or all of the restrictions will lapse, or remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the restricted period, provided, however, that no shares shall vest in any year in which the Bank is not meeting all of its fully phased-in capital requirements. Subject to any such other terms and conditions as the Committee shall provide with respect to Awards, shares of Restricted Stock may not be sold, assigned, transferred (within the meaning of Code Section 83), pledged or otherwise encumbered by the Recipient, except as hereinafter provided, during the Restricted Period.

         (b) Continuous Service; Forfeiture. Except as provided in Section 6(c), if a Recipient ceases to maintain Continuous Service for any reason, unless the Committee shall otherwise determine, all shares of Restricted Stock theretofore awarded to such Recipient and which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 6(a) shall upon such termination of Continuous Service be forfeited. Any stock dividends or declared but unpaid cash dividends attributable to such shares of Restricted Stock shall also be forfeited.

         (c) Exception for Termination Due to Death, Disability or Normal Retirement, and Following a Change in Control. Notwithstanding the general rule contained in Section 6(a), unless the Committee specifies otherwise at the time of grant of an Award, Restricted Stock awarded to a Recipient whose Continuous Service with the Company or an Affiliate terminates due to death, Disability, Normal Retirement, or following a Change in Control, shall be deemed earned as of the Recipient's last day of Continuous Service with the Company or an Affiliate.

         (d) Revocation for Cause. Notwithstanding anything hereinafter to the contrary, the Board may by resolution immediately revoke, rescind and terminate any Award, or portion thereof, previously awarded under the Plan, to the extent Restricted Stock has not been redelivered by the Escrow Agent to the Recipient, whether or not yet vested, in the case of a Key Employee whose employment is terminated by the Company or an Affiliate or an Outside Director whose service is terminated by the Company or an Affiliate for Cause or who is discovered after termination of employment or service on the Board to have engaged in conduct that would have justified termination for Cause.

         (e) Restricted Stock Legend. If the shares are certificated, each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Recipient and deposited by the Recipient, together with a stock power endorsed in blank, with the Escrow Agent, and shall bear the following (or a similar) legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Oneida Financial Corp. 2006 Recognition and Retention Plan. Copies of such Plan are on file in the offices of the Secretary of Oneida Financial Corp., 182 Main Street, Oneida, New York 13421-1676."

         f) Payment of Dividends and Return of Capital. After an Award has been granted but before such Award has been vested, the Recipient shall receive any cash dividends paid with respect to such shares, or shall share in any pro-rata return of capital to all stockholders with respect to the Common Stock. Stock dividends declared by the Company and paid on Awards that have not yet been vested shall be subject to the same restrictions as the Restricted Stock and the certificate(s) or other instruments representing or evidencing such shares shall be legended in the manner provided in Section 6(e) and shall be delivered to the Escrow Agent for distribution to the Recipient when the Restricted Stock upon which such dividends were paid are vested. Unless the Recipient has made an election under Section 83(b) of the Code, cash dividends or other amounts so paid on shares that have not yet been vested by the Recipient shall be treated as compensation income to the Recipient when paid. If dividends are paid with respect to shares of Restricted Stock under the Plan that have been forfeited and returned to the Company or to a trust established to hold issued and unawarded or forfeited shares, the Committee can determine to award such dividends to any Recipient or Recipients under the Plan, to any other employee or director of the Company or the Bank, or can return such dividends to the Company.

         (g) Voting of Restricted Shares. After an Award has been granted, the Recipient as conditional owner of the Restricted Stock shall have the right to vote such shares.

         (h) Delivery of Vested Shares. At the expiration of the restrictions imposed by Section 6(a), the Escrow Agent shall redeliver to the Recipient (or in the case of a deceased Recipient, to his Beneficiary) the certificate(s) and any remaining stock power deposited with it pursuant to Section 5(e) and the shares represented by such certificate(s) shall be free of the restrictions referred to in Section 6(a). In the event the Restricted Stock is issued in book entry form (rather than in certificates), any restrictions shall be removed from the account so that the vested shares shall be freely tradable following the elimination of any restrictions.

7.       Adjustments upon Changes in Capitalization

         In the event of any change in the outstanding shares subsequent to the Effective Date by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, or any merger, consolidation or any change in the corporate structure or shares of the Company, without receipt or payment of consideration by the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Recipient with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Escrow Agent in the manner provided in Section 6(e).

8.       Assignments and Transfers

         No Award nor any right or interest of a Recipient under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred (within the meaning of Code Section 83) except, in the event of the death of a Recipient, by will or the laws of descent and distribution until such Award is vested.

9.       Key Employee Rights under the Plan

         No Key Employee shall have a right to be selected as a Recipient nor, having been so selected, to be selected again as a Recipient and no Key Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Key Employee any right to be retained in the employ of the Company or any Affiliate.

10.      Outside Director Rights under the Plan

         Neither the Plan nor any action taken thereunder shall be construed as giving any Outside Director any right to be retained in the service of the Company or any Affiliate.

11.      Withholding Tax

         Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time that an election is made by the Recipient under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Bank or the Company shall have the right to require the Recipient or other person receiving such shares to pay the Bank or the Company the minimum amount of any federal or state taxes, including payroll taxes, that are applicable to such supplemental income and that the Bank or the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Bank or the Company shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Bank or the Company is required to withhold with respect to such dividend payments.

12.      Amendment or Termination

         The Board of the Company may amend, suspend or terminate the Plan or any portion thereof at any time, provided, however, that no such amendment, suspension or termination shall impair the rights of any Recipient, without his consent, in any Award theretofore made pursuant to the Plan. Any amendment or modification of the Plan or an outstanding Award under the Plan, shall be approved by the Committee, or the full Board of the Company.

13.      Governing Law

         (a) This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and will be construed and administered in accordance with the laws of the State of New York, except to the extent that federal law shall apply.

         (b) Notwithstanding any other provision in this Plan, no shares of Common Stock shall be issued with respect to any Award to the extent that such issuance would cause Oneida Financial, MHC to fail to qualify as a mutual holding company under applicable federal regulations.

14.      Term of Plan

         The Plan shall become effective on the date of, or a date determined by the Board of Directors following approval of the Plan by the Company's stockholders. It shall continue in effect until the earlier of (i) ten years from the Effective Date unless sooner terminated under Section 12 hereof, or
(ii) the date on which all shares of Common Stock available for award hereunder, have vested in the Recipients of such Awards.

                                 REVOCABLE PROXY

                             ONEIDA FINANCIAL CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 25, 2006

         The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Oneida Financial Corp. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York on April 25, 2006, at 4:00 p.m. Eastern time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                        FOR           WITHHELD
1.       The election as director of all nominees       ---           --------
         listed below:                                  [_]              [_]

         To serve for a three-year term
         Patricia D. Caprio
         Frank O. White, Jr.
         Gerald N. Volk

         To serve for a two-year term
         Marlene C. Denney

         To serve for a one-year term
         Michael A. Miravalle

         INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

         -------------------------------

         -------------------------------

         -------------------------------

                                                         FOR   AGAINST   ABSTAIN
                                                         ---   -------   -------
2.       The approval of the Oneida  Financial Corp.     [_]     [_]       [_]
         2006  Recognition and Retention Plan.
                                                         FOR   AGAINST   ABSTAIN
                                                         ---   -------   -------
3.       The ratification of the appointment of Crowe,   [_]     [_]       [_]
         Chizek and Company LLC as the Company's
         independent registered public accounting firm for the fiscal year ending December 31, 2006.


The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated March 28, 2006 and audited financial statements.



Dated:                                            [_]  Check Box if You Plan
       ------------------------                        to Attend Annual Meeting


-------------------------------             -----------------------------------
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER


-------------------------------             -----------------------------------
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.



           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.